Exhibit 10.7

This SUPPORT AND SERVICES AGREEMENT (this “Agreement”) is dated January 29, 2020 and is between Buzz Holdings L.P., a Delaware limited partnership (together with its successors, “Parent”), Buzz Merger Sub Ltd., an exempted limited company incorporated under the laws of Bermuda and a wholly owned indirect subsidiary of Parent (together with its successors, the “Company”), and Blackstone Buzz Holdings L.P., a Delaware limited partnership (together with its affiliated investment funds and each of their respective alternative investment vehicles, affiliated co-investing funds and alternative investment vehicles, and each of their affiliated advisers, “BBH”) affiliated with The Blackstone Group Inc. (“Blackstone”).

BACKGROUND

1. From time to time Blackstone investment professionals provide support and services, including through business units designed to provide specific services, to its private equity portfolio companies (such as Worldwide Vision Limited, an exempted limited company incorporated under the laws of Bermuda (“Target”)) in order to enhance their value.

2. The Company, as the surviving company in the merger under Bermuda law of Target with and into the Company (the “Merger”), in accordance with the Agreement and Plan of Merger, dated as of November 8, 2019 (as amended, the “Merger Agreement”), by and among Parent, the Company, Target and the other parties thereto, desires to avail itself of such services. Parent, the Company and BBH believe that this will be beneficial to the Company, and BBH is willing to arrange for the provisions of such services in consideration of the payment of the fees, reimbursements and indemnities described below.

3. References in this Agreement to the Company encompass the surviving company in the Merger.

In consideration of the premises and agreements contained herein and of other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

SECTION 1. Portfolio Operations Support.

(a) Portfolio Operations Group. Blackstone has established a “Portfolio Operations” group, which provide hands-on support to help such portfolio companies become more productive, efficient and valuable. During BBH’s consideration of the Merger, Blackstone’s Portfolio Operations group, for the benefit of the Company and BBH, has evaluated opportunities for improving Target’s performance and has worked – and is continuing to work – to help Target’s management craft a 100-day plan, as well as longer term strategies.

(b) Engagement to Provide Support. As of the date of the closing of the Merger (the “Closing Date”), and with retroactive effectiveness from the date of the Merger Agreement, Parent and the Company, jointly and severally, hereby engage BBH to arrange for Blackstone’s Portfolio Operations group to render to them and their respective subsidiaries Ops Support (as defined below). To that end, BBH intends to make available to Parent and the Company and their respective subsidiaries the services customarily provided by Blackstone’s Portfolio Operations group to Blackstone’s private equity portfolio companies (the “Ops Support”), and the Company agrees to accept the amount and type of Ops Support as may be determined by the Portfolio Operations group, in its sole discretion, to be warranted and appropriate. BBH may, at any time, choose not to provide any such services.

SECTION 2. Other Services.

(a) Equity Healthcare. Blackstone has also established an “Equity Healthcare” group, which leverages the scale of Blackstone’s combined portfolio companies so as to hold down benefit and claims costs and deliver better quality health care to U.S. employees and their families. At or promptly following the Closing Date, Parent and the Company will enter into an agreement with BBH or its affiliated designee pursuant to which the Company will receive the healthcare-related services customarily provided by Blackstone’s Equity Healthcare group to Blackstone’s private equity portfolio companies. In consideration of such services, during the term of such agreement the Company will pay to BBH or its affiliated designee a “Per Employee Fee”, as described below.

Per Employee Fee. No later than the fifth business day of each month following the Closing Date, Parent and the Company will, jointly and severally, pay to BBH or its affiliated designee, as the Per Employee Fee in respect of that immediately preceding month, an aggregate amount equal to the Per Employee Fee times the highest number of employees of Parent and its subsidiaries that receive medical benefits from Parent or the Company or any of their other subsidiaries during such immediately preceding month. The Per Employee Fee is the current fee generally charged in this regard with respect to Blackstone’s portfolio companies generally.

(b) Group Purchasing. Blackstone facilitates a group purchasing program, which harnesses the purchasing power of a large number of Blackstone’s private equity portfolio companies. BBH agrees to make available to the Company the opportunity to participate in Blackstone’s group purchasing program. Any such participation would be on terms mutually agreed by the Company and BBH. Parent and the Company acknowledge that BBH may receive commissions, payments or fees from vendors or other third parties in connection with spending through Blackstone’s group purchasing program.

(c) No Other Services. Except as otherwise expressly set forth in this Agreement, neither BBH nor any of its affiliates will have any obligation to provide services to Parent or the Company absent an agreement between BBH or its relevant affiliate and Parent or the Company with respect to the scope of such services and the payment to be made for providing such services. It is further expressly agreed that the Ops Support or any other service provided by BBH hereunder will not include investment banking or other financial advisory services in connection with any specific acquisition, divestiture, disposition, merger, consolidation, restructuring, refinancing, recapitalization, issuance of private or public debt or equity securities (including, without limitation, an initial public offering of equity securities), financing or similar transaction by Parent, the Company or any of their respective affiliates. If it is subsequently agreed that any such services may be provided, the relevant Blackstone entity may be entitled to receive additional compensation for providing services of the type specified in the preceding sentence by mutual agreement of the Company or such subsidiary, on the one hand, and the relevant Blackstone entity, on the other hand. For the avoidance of doubt, no services under this Agreement shall be provided in connection with any public offering of debt or equity securities or otherwise as a broker.

(d) Opportunity to Provide Future Services. If Parent, the Company or any of its subsidiaries determines that it is advisable for Parent, the Company or such subsidiary to hire a financial advisor, consultant, investment banker or any similar advisor in connection with any acquisition, divestiture, disposition, merger, consolidation, restructuring, refinancing, recapitalization, issuance of private or public debt or equity securities (including, without limitation, an initial public offering of equity securities), financing or similar transaction, it will notify BBH of such determination in writing. Promptly thereafter, upon the request of BBH, the parties will negotiate in good faith to agree upon appropriate services, compensation, indemnification and other terms upon which the Company or such subsidiary would hire the relevant Blackstone entity to provide such services. However, the Company or such subsidiary will not be required to hire Blackstone or any of its affiliates for such services.

(e) Monitoring of Ongoing Operations and Strategic Transactions. Even in the absence of discrete compensation, Blackstone expects to have its investment professionals actively monitor the operations of Parent and the Company, including through regular on-site visits. In addition, Blackstone may from time to time, on behalf of Parent or the Company, evaluate strategic transactions and other initiatives that are viewed by Blackstone as potentially being for the benefit of Parent or the Company. Whether or not such transactions or initiatives are ultimately consummated or realized, as described below Blackstone and its affiliates will be entitled to reimbursement from Parent and the Company of their out-of-pocket expenses incurred in connection with their efforts in this regard (including in connection with such ongoing monitoring).

SECTION 3. Reimbursements.

(a) The Company will pay, or cause to be paid, directly, or reimburse BBH and its affiliates for, their respective Out-of-Pocket Expenses (as defined below). For the purposes of this Agreement, the term “Out-of-Pocket Expenses” means the out-of-pocket costs and expenses incurred by BBH and its affiliates in connection with (i) the Ops Support, (ii) any other services provided or arranged by them under this Agreement or any other agreement with the Company (including prior to the effective time of the Merger), (iii) in order to make Securities and Exchange Commission and other filings (such as antitrust or other regulatory filings or notices) required to be made by BBH or any of its affiliates in respect of or otherwise relating to the ownership or voting by BBH or any of its affiliates of equity securities of the Company or any of its successors or acquirers (i.e., relating to securities of any such successor or acquirer that may be acquired by BBH or its affiliates), (iv) in connection with the general monitoring as well as in connection with the evaluation of strategic transactions or other initiatives, all as contemplated by Section 2(e) above, or (v) otherwise incurred by BBH or its affiliates from time to time in the future in connection with the direct or indirect acquisition, ownership, voting, or subsequent sale or transfer by BBH or its affiliates of capital stock of Parent, the Company or any successor thereto, including in the case of (i) through (v), without limitation, (A) fees and disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel and other consultants, retained in connection therewith by BBH or any of its affiliates, (B) costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by BBH or any of its affiliates in connection therewith, and (C) transportation and per diem cost in connection with travel to and from Blackstone’s offices and other locations on Company-related business. All payments or reimbursements for Out-of-Pocket Expenses will be made within 20 days of the request for payment or reimbursement.

SECTION 4. Tax and Other Information and Reporting Responsibilities.

(a) Tax-Related Information – General. The Company will promptly make available to Blackstone all books, records and files of the Company, its subsidiaries and any Portfolio-Level Holding Company, as defined below (collectively, the “Portfolio Group”) with respect to tax matters as may be reasonably requested by Blackstone and shall use reasonable efforts to comply with any requests by Blackstone for any tax-related information (including any applicable state withholdings) of the Portfolio Group. A “Portfolio-Level Holding Company” means any entity (i) which owns, directly or indirectly, all or a portion of the equity of the Company and (ii) in which each of BBH and the Company’s management own, directly or indirectly, all or a portion of the equity.

(b) Responsibility for Tax Returns. The Company will be responsible for the preparation, signing and filing of all tax returns and the maintenance of all books and records of each member of the Portfolio Group.

(c) Tax-Related Information – Pass-Through Entities. With respect to any Portfolio-Level Holding Company that is treated as a pass-through entity for U.S. federal income tax purposes and, in the case of the Company, if it is treated as a pass-through entity for U.S. federal income tax purposes, the Company will deliver to BBH the following information with respect to each such entity: (i) on or prior to each March 1, April 15, July 15 and October 15, estimates of net taxable income for the taxable period in which such dates occur, with an updated estimate to be delivered by January 31 of the following year (which, in each case, shall include the separate allocation of effectively connected income, unrelated business taxable income, and all other separately stated items), and (ii) within 40 days after the entity’s year-end, a final Schedule K-1 for such taxable year, along with copies of all other federal, state and local income tax returns or reports filed by the entity for such year as may be required as a result of the operations of the entity (which, in each case, shall include the separate allocation of effectively connected income, unrelated business taxable income, and all other separately stated items), a schedule of book-tax differences for the immediately preceding tax year and such other tax information as shall be reasonably necessary for the preparation by Blackstone of its federal, state and local income tax returns and other tax information reporting.

(d) Portfolio Company Information. For so long as BBH directly or indirectly owns equity in Parent or the Company and continues to have a reporting obligation with respect thereto, either to investors or to governmental authorities, in order to facilitate (i) Blackstone’s compliance with legal and regulatory requirements applicable to the beneficial ownership by BBH and its affiliates of equity securities of the Company, and (ii) BBH’s oversight of its investment in the Company, the Company agrees promptly to provide BBH with such information concerning the Company, including its finances and operations, as BBH may from time to time request. In furtherance of the foregoing, the Company agrees to provide BBH, in addition to other information that might be requested by BBH from time to time, (i) direct access to the Company’s auditors and officers, (ii) the ability to link Blackstone’s systems into the Company’s general ledger and other systems in order to enable BBH to retrieve data on a “real-time” basis, (iii) quarter-end reports, in a format to be prescribed by BBH, to be provided within 30 days after the end of each quarter, (iv) the right to visit and inspect any of the offices and properties of the Company and its subsidiaries and inspect the books and records of the Company and its subsidiaries, (v) copies of all materials provided to the Company’s board of directors (or equivalent governing body) at the same time as provided to the directors (or their equivalent) of the Company, (vi) access to appropriate officers and directors of Parent and the Company at such times as may be requested by BBH for consultation with BBH with respect to matters relating to the business and affairs of Parent, the Company and their respective subsidiaries, (vii) information in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or by laws of Parent, the Company or any of their respective subsidiaries, and to provide BBH with the right to consult with Parent, the Company and their respective subsidiaries with respect to such actions, and (viii) flash data, in a format to be prescribed by BBH, to be provided within ten days after the end of each quarter (all such information so furnished, the “Information”). Parent and the Company each agrees to consider, in good faith, the recommendations of BBH in connection with the matters on which Parent or the Company is consulted as described above. Parent and the Company each recognizes and confirms that BBH (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the Ops Support and any other services contemplated by this Agreement or any other agreement with the Company without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information and (c) is entitled to rely upon the Information without independent verification.

(e) Sharing of Information. Individuals associated with Blackstone may from time to time serve on the boards of directors of Parent and the Company and their respective subsidiaries. Parent and the Company, on their own behalf and on behalf of their respective subsidiaries, recognize that such individuals (i) will from time to time receive non-public information concerning Parent, the Company and their respective subsidiaries, and (ii) may share such information with other individuals associated with Blackstone. Such sharing will be for the dual purpose of facilitating support to such individuals in their capacity as directors and enabling BBH, as an equityholder, to better evaluate the Company’s performance and prospects. Parent and the Company, on behalf of themselves and their respective subsidiaries, hereby irrevocably consent to such sharing.

SECTION 5. Indemnification.

(a) General. Parent and the Company, on a joint and several basis, shall indemnify and hold harmless BBH, its affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an “Indemnified Party”) from and against any and all actions, suits, proceedings, investigations, losses, demands, claims, damages, liabilities, costs, charges and expenses (including, without limitation, attorneys’ fees and expenses and any other litigation-related expenses), including in connection with seeking indemnification, whether joint or several (the “Liabilities”), related to, arising out of or in connection with (i) the Ops Support or any other services contemplated by this Agreement or any other agreement with the Company or Parent or any of their respective affiliates or the engagement of BBH pursuant to, and the performance of the Ops Support or any other services contemplated by, this Agreement or any other agreement with the Company or Parent or any of their respective affiliates, and (ii) the ownership or voting of equity securities of Parent or the Company or any of their respective affiliates, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, demand, suit, investigation or proceeding is initiated, brought or threatened by the Company or any other party. Parent and the Company on a joint and several basis shall reimburse any Indemnified Party for all costs and expenses (including attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any such pending or threatened action, claim, demand, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any such matter related to or arising therefrom, whether or not such Indemnified Party is a party thereto. The Company and Parent each agrees that it shall not, without the prior written consent of the Indemnified Party, directly or indirectly settle, compromise or consent to the entry of any judgment in any pending or threatened action, claim, demand, suit, investigation or proceeding contemplated by this Section 5 (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability, known or unknown, without future obligation or prohibition on the part of the Indemnified Party, related to, arising out of or in connection with such action, claim, suit, investigation or proceeding, and does not contain an admission of guilt or liability on the part of the Indemnified Party. The Company and Parent will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, demand, damage, liability, cost or expense of an Indemnified Party that is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company or Parent as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is judicially determined by a final, non-appealable judgment of a court of competent jurisdiction that the Liabilities in question resulted solely from the gross negligence or willful misconduct of such Indemnified Party.

(b) Primary, Non-Exclusive Rights. The rights of an Indemnified Party to indemnification hereunder will be in addition to any other rights and remedies any such person may have under any other agreement or instrument to which the Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under any law or regulation. In that regard, the Company acknowledges and agrees that the Company will be fully and primarily responsible for the payment to an Indemnified Party in respect of indemnification or advancement of expenses in connection with any jointly indemnifiable claim (as defined below), pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnified Party may have from the Indemnitee-related entities (as defined below). Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-related entities and no right of advancement or recovery the Indemnified Party may have from the Indemnitee-related entities shall reduce or otherwise alter the rights of the Indemnified Party or the obligations of the Company hereunder. In the event that any of the Indemnitee-related entities shall make any payment to the Indemnified Party in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the Indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Party against the Company, and the Indemnified Party shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-related entities effectively to bring suit to enforce such rights. The Company and each Indemnified Party agree that each of the Indemnitee-related entities shall be third-party beneficiaries with respect to this Section, entitled to enforce this Section as though each such Indemnitee-related entity were a party to this Agreement.

(c) Definitions. For purposes of this Section 5(c), the following terms shall have the following meanings:

(i) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which an Indemnified Party shall be entitled to indemnification or advancement of expenses from both the Indemnitee-related entities and the Company pursuant to the Companies Act 1981 of Bermuda, as amended, the Delaware Revised Uniform Partnership Act, any agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company or the Indemnitee-related entities, as applicable.

(ii) The term “Indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise an Indemnified Party has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom an Indemnified Party may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

SECTION 6. Disclaimer, Opportunities, Release and Limitation of Liability.

(a) Disclaimer; Standard of Care. BBH makes no representations or warranties, express or implied, in respect of the Ops Support or any other service to be provided hereunder or under any other agreement with the Company. In no event will BBH or any Indemnified Party be liable to the Company or any of its affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct of BBH as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b) Freedom to Pursue Opportunities. In recognition that Blackstone and its affiliates currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which Blackstone or its affiliates or employees may serve as an advisor, a director or in some other capacity, in recognition that Blackstone and its affiliates have myriad duties to various investors and partners, in anticipation that the Company, on the one hand, and Blackstone (or one or more affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, in recognition of the benefits to be derived by the Company hereunder, and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 6(b) are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve Blackstone. Except as Blackstone or BBH may otherwise agree in writing after the date hereof:

(i) Blackstone and its affiliates shall have the right: (A) directly or indirectly to engage in any business and invest in debt, equity or other securities of, or provide advice to, any company or other entity, including, without limitation, any company, entity, business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its subsidiaries; (B) directly or indirectly to do business with any client or customer of the Company and its subsidiaries; (C) to take any other action that Blackstone believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 6(b); and (D) not to communicate, offer or present any potential transactions, matters or business opportunities (including, any transaction, matter or opportunity that may be an investment, business opportunity or prospective economic or competitive advantage in which the Company or any of its affiliates could have an interest or expectancy) to the Company or any of its subsidiaries or any of their respective equityholders, directors, managers or other affiliates, and to pursue, directly or indirectly, any such opportunity for themselves, and to direct any such opportunity to another person.

(ii) Blackstone and its affiliates shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its affiliates or to refrain from any actions specified in Section 6(b)(i) hereof, and the Company, on its own behalf and on behalf of its affiliates, hereby irrevocably waives any right to require Blackstone or any of its affiliates to act in a manner inconsistent with the provisions of this Section 6(b).

(iii) Neither Blackstone nor any of its affiliates shall be liable to the Company or any of its affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 6(b) or of any such person’s participation therein.

(c) Release. The Company hereby irrevocably and unconditionally releases and forever discharges Blackstone, BBH and their respective affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives from any and all liabilities, claims, causes of action, demands, actions, suits or proceedings related to, arising out of or in connection with the Ops Support or any other services contemplated by this Agreement or any other agreement with the Company or the engagement of BBH pursuant to, and the performance of the Ops Support or any other services contemplated by, this Agreement or any other agreement with the Company that the Company may have, or may claim to have, on or after the date hereof, except with respect to any act or omission that constitutes gross negligence or willful misconduct as determined by a final, non-appealable determination of a court of competent jurisdiction.

(d) Limitation of Liability. In no event will BBH or any Indemnified Party be liable to the Company or any of its affiliates (i) for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third-party claims (whether based in contract, tort or otherwise), related to, arising out of or in connection with the Ops Support or any other services contemplated by this Agreement or any other agreement with the Company or the engagement of BBH pursuant to, and the performance of the Ops Support or any other services contemplated by, this Agreement or any other agreement with the Company that the Company may have with any Blackstone entity, or may claim to have, on or after the date hereof, except with respect to any act or omission that constitutes gross negligence or willful misconduct as determined by a final, non-appealable determination of a court of competent jurisdiction or (ii) for an amount in excess of the fees actually received by BBH or the relevant Blackstone entity hereunder or under any other applicable agreement.

SECTION 7. Miscellaneous.

(a) Amendments. No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, will be effective unless it is in writing and signed by each of the parties hereto. Any amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement will not operate as or be construed to be a waiver by such party of any subsequent breach.

(b) Notices. Any notices or other communications required or permitted hereunder shall be made in writing and will be sufficiently given if delivered personally or sent by email with confirmed receipt, or by overnight courier, addressed as follows or to such other address of which the parties may have given written notice:

if to BBH:

c/o The Blackstone Group Inc.

345 Park Avenue

New York, New York 10154

Attention: Sachin Bavishi

email: [email address]

with a cop y (which copy shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Attention: Anthony F. Vernace

email: [email address]

if to the Company:

c/o Buzz Holdings L.P.

345 Park Avenue

New York, New York 10154

Attention: Sachin Bavishi

email: [email address]

Unless otherwise specified herein, such notices or other communications will be deemed received (i) on the date delivered, if delivered personally or sent by email, in each case with confirmed receipt, and (ii) one business day after being sent by overnight courier.

(c) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(d) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

(e) Consent to Jurisdiction; Waiver of Jury Trial. Each party hereto hereby (i) agrees than any action, directly or indirectly, arising out of, under or relating to this Agreement or the transactions or services contemplated herein shall exclusively be brought in the Delaware Court of Chancery sitting in Wilmington, Delaware (the “Court of Chancery”) and shall exclusively be heard and determined by the Court of Chancery, unless the Court of Chancery determines that it does not then have subject matter jurisdiction over such action, in which case any such action shall then exclusively be brought in and shall exclusively be heard and determined by either the Supreme Court of the State of New York sitting in Manhattan or the United States District Court for the Southern District of New York, and (ii) solely in connection with the action(s) contemplated by subsection (i) hereof, (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts identified in subsection (i) hereof, (B) irrevocably and unconditionally waives any objection to the laying of venue in any of the courts identified in clause (i) of this paragraph (e), (C) irrevocably and unconditionally waives and agrees not to plead or claim that any of the courts identified in such clause (i) is an inconvenient forum or does not have personal jurisdiction over any party hereto, and (D) agrees that mailing of process or other papers in connection with any such action in the manner provided herein or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any claim or action directly or indirectly arising out of, under or in connection with this Agreement, the transactions or the services contemplated hereby.

(f) Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of BBH; provided, however, that BBH may assign or transfer its duties or interests hereunder to any of its affiliates at the sole discretion of BBH and may otherwise assign, on a “shared basis”, its rights under Section 4 to any affiliated private equity fund to the extent necessary to maintain venture capital operating company status. Subject to the foregoing, the provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the next sentence, no person or party other than the parties hereto and their respective successors or permitted assigns is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that BBH and its affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives as well as any assignees pursuant to this Section 7(f) are intended to be third-party beneficiaries under Sections 3, 4, 5 and 6 hereof, as applicable.

(g) Counterparts. This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

(h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

(i) Payments. Each payment made by the Company pursuant to this Agreement shall be paid by wire transfer of immediately available funds to such account or accounts as specified by BBH or the relevant recipient to the Company prior to such payment.

(j) Confidentiality. Without the prior written consent of BBH, the Company will not, and will not permit its parent holding company to, in either case directly or indirectly, disclose to any other person (other than employees and directors) this Agreement or the terms hereof or any of the terms, conditions or other facts with respect to any services provided hereunder, except such disclosure that, upon the advice of counsel, must be made in order to comply with applicable law, regulation or legal or judicial process. The term “person” as used in this letter agreement will be interpreted broadly to include the media and any corporation, company, group, partnership or other entity or individual.

(k) Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

[signature page follows]

The undersigned have executed, or have caused to be executed, this Support and Services Agreement as of the date first written above.

BUZZ HOLDINGS L.P.

By: Buzz Holdings GP L.L.C., its general partner

By:	/s/ Jonathan Korngold
Name: Jonathan Korngold
Title: President

[Signature Page to Support & Services Agreement]

The undersigned have executed, or have caused to be executed, this Support and Services Agreement as of the date first written above.

BUZZ MERGER SUB LTD.

By:	/s/ Jonathan Korngold
Name: Jonathan Korngold
Title: Director

[Signature Page to Support & Services Agreement]

The undersigned have executed, or have caused to be executed, this Support and Services Agreement as of the date first written above.

BLACKSTONE BUZZ HOLDINGS L.P.

By: BTO Holdings Manager – NQ L.L.C., its general partner

By:	Blackstone Tactical Opportunities Associates-NQ L.L.C., its managing member

By: BTOA-NQ L.L.C., its sole member

By:	/s/ Christopher J. James
Name: Christopher J. James
Title: Authorized Person

[Signature Page to Support & Services Agreement]